October 27, 2003

Board of Trustees
Frank Russell Investment Company
Tacoma, WA 98402
Ladies and Gentlemen:
In accordance with the Frank Russell Investment
Company procedures for purchase of securities from affiliated underwriters, the following is a report, for the quarter ending
September 30, 2003, of securities that
were purchased from affiliates under Rule 10f-3:



Affiliated
Date of
Rule 10f-3
Issuer

Money Manager
FRIC Fund
Underwriter
Purchase

Satisfied?
Accenture, Ltd
Strong Capital
Management
Diversified Equity
Robert W. Baird
& Co.
9/23/03
Yes
Accenture, Ltd
Strong Capital
Management
Equity I
Robert W. Baird & Co.
9/23/03

Yes
Accenture, Ltd
Strong Capital ManagementSelect
Growth
Robert W. Baird & Co.
9/23/03

Yes
UFJ Bank Limited
Lincoln Capital
Diversified
Bond
Lehman Brothers
7/18/03
Yes
UFJ Bank
Limited
Lincoln Capital
Fixed I
Lehman Brothers

7/18/03
Yes
Fannie Mae
Lincon Capital
Diversified
Baond
Lehman Brothers
8/20/03
Yes
Fannie Mae
Lincon
Capital
Fixed I
Lehman Brothers
8/20/03
YesAs Senior
Compliance Officer of Frank Russell
Investment Management Company, I certify to the best of my knowledge, the foregoing transactions were all of the transactions under Rule 10f-3 and each was completed in compliance with Rule 10f-3 of the Investment Company Act of 1940 and the Investment Company Rule 10f-3 procedures. Copies of the money manager completed 10f-3 forms are available upon request.

Very truly yours,

J. Richard McEntee, Jr.
Senior Compliance Officer



Board of Trustees
January 30, 2001
Page 2



Frank Russell
Investment Company
P.O. Box 1616
Tacoma, Washington 98401-1616
253-627-7001
Fax: 253-591-3495